Exhibit 99.1

Burlington Stores, Inc. Reaffirms Guidance at the Lower End of Previously Stated Ranges for the Fourth Quarter and Fiscal Year Ending January 30, 2016:

•	Comparable Store Sales to be Approximately Flat
•	Adjusted Net Income Per Diluted Share in the Range of $1.44 to $1.46

BURLINGTON, New Jersey; January 11, 2016 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today reaffirmed guidance for the fourth quarter and fiscal year ending January 30, 2016.

Tom Kingsbury, President and Chief Executive Officer stated, “While we are pleased with the strong response to our gift assortments especially in fragrances, bath and body and home, these increases have been offset by headwinds affecting our cold weather assortments, especially in coats and outerwear. Accordingly, we now expect comparable store sales to be approximately flat for the fourth quarter.”

Mr. Kingsbury added, “Notwithstanding the weather, our execution of the off price model continues to pay dividends for us as evidenced by the fact that our comp store sales, excluding cold weather categories, are expected to increase approximately 4% in the fourth quarter. In addition, we remain very excited about the abundance of merchandise available in the marketplace which is expected to positively impact 2016.”

For the fourth quarter ending January 30, 2016, the Company currently expects:

•	Net sales to increase approximately 3.7%, versus its previous guidance of an increase of 3.7% to 4.7%;

•	Comparable store sales to be approximately flat, on top of last year’s 6.7% increase, versus its prior guidance in the range of flat to up 1%; and

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Adjusted net income per diluted share to be in the range of $1.44 to $1.46 on 73.4 million fully diluted shares outstanding, versus its prior guidance in the range of $1.44 to $1.48 on 74.4 million fully diluted shares outstanding.

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Fourth quarter-to-date, the Company invested $77 million of cash to repurchase 1.6 million shares of its common stock, fully utilizing its initial share repurchase authorization announced in June 2015.  On November 24, 2015, the Company announced that its Board of Directors authorized the repurchase of up to an additional $200 million of common stock.

•	Other fourth quarter expectations include:

o	Comparable store sales excluding cold weather categories to increase approximately 4% vs. last year;
o	Comparable store inventory position to be approximately flat to last year inclusive of $50 million of accelerated Easter receipts; and
o	Inventory aged 91 days and older to be below last year levels.

For the full fiscal year 2015 (the 52-weeks ending January 30, 2016), the Company currently expects:

•	Net sales to increase approximately 5.9%, versus its prior guidance of an increase in the range of 5.8% to 6.3%;

•	Comparable store sales for the full year to increase approximately 2.0%, versus its prior guidance of an increase between 2.0% to 2.5%; and

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Adjusted net income per diluted share in the range of $2.28 to $2.30 on 75.5 million fully diluted shares outstanding, versus its prior guidance in the range of $2.28 to $2.32 on 75.7 million fully diluted shares outstanding.

Note regarding Non-GAAP financial measures

This press release presents information with respect to the Company’s estimated adjusted net income per diluted share, which is considered a Non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted net income per diluted share is defined as adjusted net income divided by the weighted average shares outstanding. Adjusted net income is defined as consolidated net income (loss) for the period plus (i) net favorable lease amortization, (ii) costs related to debt amendments, secondary offering and other, (iii) loss on the extinguishment of debt, (iv) impairment charges, (v) advisory fees, (vi) stock option modification expense, and (vii) other unusual, non-recurring or extraordinary expenses, losses or charges, all of which are tax effected to arrive at adjusted net income.  The Company presents adjusted net income per diluted share because it believes it is a useful supplemental measure in evaluating the performance of the business and provides greater transparency into the results of operations. In particular, the Company believes that excluding certain items that may vary substantially in frequency and magnitude from operating income are useful supplemental measures that assist in evaluating the Company’s ability to generate earnings and leverage sales, and to more readily compare these metrics between past and future periods. The Company believes that adjusted net income per diluted share provides investors helpful information with respect to the Company’s operations and financial condition. Other companies in the retail industry may calculate this non-GAAP measure differently such that the Company’s calculation may not be directly comparable. The adjustments to this metric are not in accordance with regulations adopted by the SEC that apply to periodic reports presented under the Securities Exchange Act. Accordingly, adjusted net income per diluted share may be presented differently in filings made with the SEC than as presented in this press release or not presented at all.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. The information set forth in this press release, including all forward-looking statements, has been prepared internally and has not been reviewed or audited by our independent registered public accounting firm.  All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

About Burlington Stores, Inc.

The Company, through its wholly-owned subsidiaries, operates a national chain of off-price retail stores offering ladies’, men’s and children’s apparel and accessories, home goods, baby products and coats, principally under the name Burlington Stores.

For more information about Burlington Stores, Inc., visit the Company's website at www.burlingtonstores.com.

Investor Relations Contacts:

Robert L. LaPenta, Jr.

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

Melissa Calandruccio

ICR, Inc.

203-682-8225